Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NIGHTHAWK BIOSCIENCES, INC.

NightHawk Biosciences, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “NightHawk Biosciences, Inc.” The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 10, 2008, the First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 16, 2009, and the Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16, 2011. The Third Amended and Restated Certificate of Incorporation (“Third Amended and Restated Certificate”) was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware on March 21, 2013. The Third Amended and Restated Certificate was thereafter amended by a Certificate of Amendment changing the name of the Corporation duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware on April 29, 2022. The Third Amended and Restated Certificate is hereby further amended as follows:

Article I of the Third Amended and Restated Certificate is hereby deleted in its entirety and replaced by the following:

“Article I.

The name of the Corporation is Scorpius Holdings, Inc. (the “Corporation”).”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment shall be effective as of at 12:01 a.m. Eastern Time on February 6, 2024.

IN WITNESSWHEREOF, the Corporation has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by Jeffrey Wolf, its Chairman, Chief Executive Officer and President, this 5th day of February, 2024.

NIGHTHAWK BIOSCIENCES, INC.

By:	/s/ Jeffrey Wolf
Jeffrey Wolf
Chairman, Chief Executive Officer and President